UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 25, 2011

YTB International, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Beginning on March 25, 2011, YTB International, Inc. (the “Company”) entered into a sale and leaseback transaction (the “Transaction”) pursuant to which the Company sold the property that it uses as its corporate headquarters (the “Property”) to Wood River Capital LLC (“WRC”) and WRC leased a portion of the Property to the Company.

As previously disclosed, on March 18, 2011, the Company entered into a commercial sales contract (the “Corporate Office Sales Contract”), with WRC, a non-affiliated third party, related to the Property.  Pursuant to the Corporate Office Sales Contract, the Company agreed to sell to WRC the Property and all other tangible, intangible and mixed assets owned and used in the operation and maintenance of the Property, including the lease agreement (the “Zeiser Lease”) between the Company and Zeiser Motors, Inc. (“Zeiser”) dated September 29, 2010, and the promissory note (the “Zeiser Note”) executed by Zeiser Automotive in favor of the Company in the principal amount of $550,000 (the “Purchased Assets”).  The Company agreed to assign all its right, title and interest to the Zeiser Lease and the Zeiser Note, and guaranty Zeiser’s performance thereunder at the closing of the sale (the “Closing”).  The Closing took place on March 25, 2011.

The purchase price for the Purchased Assets was $7,100,000.  In exchange for the transfer to WRC of the Purchased Assets, WRC (i) paid the Company $2,790,000 in cash, and (ii) delivered to the Company a non-recourse, interest-free, unsecured promissory note (the “Wood River Note”) in favor of the Company, with a term of three years from the date of Closing, in the principal amount of $4,300,000.

In connection with the Transaction, the Company and WRC entered into certain documents and consummated certain transactions, more fully described below.

Wood River Lease

On March 28, 2011, the Company entered into a commercial lease (the “Company Lease”) with WRC.  The initial term of the Company Lease commences on March 25, 2011 and terminates March 31, 2021.  Under the Company Lease, the Company agrees to lease 40,000 square feet (the “Leased Premises”) currently used by the Company (approximately 20,000 square feet of finished office space and 20,000 square feet of unfinished office space) on a triple net basis for equal monthly installments of $1,385.00 per month for the first three years (after full credit for sums paid to WRC by Zeiser under the Zeiser Lease).  The Company Lease provides as follows:  (i) in the event the Company and/or Zeiser violate their lease (and/or the Zeiser Note) obligations, then effective immediately, the Company’s annual rent paid in monthly installments shall be at the rate of $8.00 per square foot for office space and $4.00 per square foot for unfinished/warehouse space for the remaining period of the initial three-year term of the Company Lease and thereafter the rent will increase annually on the basis of increase of the Consumer Price Index, (iii) the Company shall obtain required insurance, (iv) anytime during the first 12-month period from the Closing, the Company will repair and improve the parking lot, (v) the Company will deposit an estimated amount as determined by WRC to pay when due, the real estate (and other) taxes and insurance payable for the Property, its improvements and leases at an estimated sum of $2,900.00 per month, (vi) upon execution of the Company Lease by the Company, WRC will have first security interest on all the tangible, intangible and/or mixed assets of the Company and their proceeds to secure the full and faithful performance by the Company of its lease obligations, and (vii) at the commencement of years four through ten of the Company Lease, WRC may elect to increase the annual rent by a percentage not to exceed the percentage increase, if any, in the national Cost of Living Index occurring since the effective date of the previously established rent.

Wood River Note

Also on March 28, 2011, effective March 25, 2011, pursuant to the Corporate Office Sales Contract, WRC delivered to the Company the Wood River Note.  The Wood River Note provides that WRC’s obligations to pay or perform as provided in the Wood River Note will be deemed waived and/or performed and WRC will be relieved from further performance of any obligation in or relating to the Wood River Note if (i) the Company and/or Zeiser fails to pay timely three consecutive monthly rents (including tax and insurance escrow and installments pursuant to the Zeiser Note) due and owing pursuant to the Company Lease with WRC and/or the Zeiser Lease and the Zeiser Note during the term of the Wood River Note, including any extensions thereof, (ii) the Company and/or Zeiser fails to pay timely monthly rents (including tax and insurance escrow) pursuant to the terms of the Company Lease or the Zeiser Lease or installments due pursuant to the Zeiser Note for a cumulative period of three months during the term of the Wood River Note, including any extensions thereof, and/or (iii) the Company and/or Zeiser fails to perform any other obligation due and owing under the terms of their respective leases and/or the Zeiser Note where the cumulative cost or exposure to WRC is equal to or higher than $100,000 anytime during the term of the Wood River Note, including any extensions thereof.

WRC and/or its nominee may prepay and/or redeem the Wood River Note without any premium or penalty and be free from all obligations under the Wood River Note any time during the first 18 months from the date of Closing for a purchase price or payment of $2,700,000 or during the next 18 months but before the end of the 36th month from the date of Closing, for a purchase price or payment of $3,200,000.  If the Wood River Note is not paid off or redeemed by WRC within three years, the Company agrees to extend the Wood River Note for an additional 12-month period ending at end of day March 25, 2015, but thereafter, the Wood River Note shall be deemed paid in full by WRC.

If WRC pays off or redeems the Wood River Note pursuant to the above terms, the Company has option to purchase the Purchased Assets for a purchase price of $6,600,000 within a period of 12 months from the date the Wood River Note was paid off or redeemed.  Until the Wood River Note is paid off or redeemed, the Company has the option to buy back the Purchased Assets for a cash purchase price of $3,900,000 and release and/or waiver of all payments due from and/or performance by WRC of the Wood River Note.

Assignment of Zeiser Lease and Zeiser Note

On March 28, 2011, the Company entered in the assignment and assumption of lease with WRC pursuant to which the Company assigned all of its interest in and to the Zeiser Lease to WRC.  Also on March 28, 2011, the Company entered into the assignment and assumption of Zeiser promissory note with WRC pursuant to which the Company assigned all of its interest in and the Zeiser Note to WRC.

Termination of FH Partners Mortgage and Note

Also on March 28, 2011, the Company paid to FH Partners LLC, the unrelated third party that held the mortgage relating to the Property (the “FH Partners Mortgage”) prior to the Closing, $1,529,567 in full satisfaction of the Company’s obligations pursuant to the FH Partners Mortgage and the related promissory note.

Item 1.02.  Termination of a Material Definitive Agreement.

The information called for by this Item 1.02 is contained in Item 1.01 hereof and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The information called for by this Item 2.01 is contained in Item 1.01 hereof and incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities

On March 25, 2011, the Company issued WRC a warrant (the “Warrant”) to purchase 13,575,000 shares of the Company’s Class A Common Stock, at an exercise price of $0.032.  The purchase rights represented by the Warrant are exercisable at the option of WRC in whole or in part, at any time and from time to time until March 25, 2016.  The Warrant does not entitle WRC to any voting rights or other rights as a stockholder of the Company.

The Warrant was issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  The Warrant qualified for exemption under Section 4(2) of the Act because the issuance of the Warrant did not involve a public offering.

The above description of the Warrant is qualified in its entirety by reference to the Warrant, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits.

No.	Description

4.1	Warrant dated March 25, 2011 Issued by YTB International, Inc. to Wood River Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
YTB INTERNATIONAL, INC.

Date: March 31, 2011	By:	/s/ Jeremy Hemann
Name: Jeremy Hemann
Title: Chief Financial Officer

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